Exhibit 10.2B

AMENDMENT

Luxna Biotech Co., Ltd. (“Luxna”) and Aligos Therapeutics, Inc. (“Aligos”) agree to amend their License Agreement dated as of December 19, 2018 (“License Agreement”), as follows:

1.	This Amendment is effective as of April 8, 2020.

2.

Luxna hereby grants to Aligos the exclusive license in the Territory during the Term, including the right to Sublicense pursuant to Section 2.2 of the License Agreement, to research, develop, make, have made, and commercialize Licensed Products containing Licensed Compounds to target the genomes of the following virus families: Coronaviridae, Orthomyxoviridae and Paramyxoviridae. For the avoidance of doubt, Aligos may make available Licensed Products for government-authorized expanded access / compassionate use programs prior to such Licensed Products being approved or cleared by the relevant government authority.

3.

In consideration for the rights granted in Paragraph 2 above, Aligos shall pay to Luxna a one-time non-refundable fee of Two Hundred Thousand Dollars (US $200,000) within [****] of Aligos’ receipt of invoice from Luxna following the effective date of this Amendment.

4.	To the extent required by Aligos, Luxna will provide additional supplies of certain monomers for use in the research, development and manufacture of oligonucleotides under this Amendment.

5.

Luxna warrants and represents that it has the right and authority to grant to Aligos the rights as set forth in Paragraph 2 above with respect to the Licensed Patents and Licensed Know-How, free and clear of any claims or encumbrances.

6.	Luxna’s address is changed as follows:

Luxna Biotech Co., Ltd.

C907 Techno-Alliance Complex Bldg. C, 9F

2-8 Yamadaoka,

Suita-shi,

Osaka 565-0871 Japan

7.	All other provisions of the License Agreement remain unchanged. In the event that this Amendment conflicts in any way with the License Agreement, the parties shall discuss and resolve in good faith.

LUXNA BIOTECH CO., LTD.		ALIGOS THERAPEUTICS, INC.

By:	/s/ Hideaki Sato	By:	/s/ Lawrence Blatt

Name:	Hideaki Sato	Name:	Lawrence Blatt

Title:	President and CEO	Title:	CEO

Date:	2020/04/08	Date:	2020/04/07